Exhibit 99.1

Boeing Reports Fourth Quarter Results
Fourth Quarter 2023
•Delivered 157 commercial airplanes and recorded 611 net orders
•787 production rate at five per month; 737 production rate at 38 per month
•Generated $3.4 billion of operating cash flow and $3.0 billion of free cash flow (non-GAAP)
Full Year 2023
•Delivered 528 commercial airplanes and recorded 1,576 net orders
•Total company backlog grew to $520 billion, including over 5,600 commercial airplanes
•Generated $6.0 billion of operating cash flow and $4.4 billion of free cash flow (non-GAAP)

Table 1. Summary Financial Results	Fourth Quarter			Full Year
(Dollars in Millions, except per share data)	2023	2022	Change	2023	2022	Change

Revenues	$22,018	$19,980	10%	$77,794	$66,608	17%

GAAP
Earnings/(loss) from operations	$283	($345)	NM	($773)	($3,519)	NM
Operating margins	1.3%	(1.7)%	NM	(1.0)%	(5.3)%	NM
Net loss	($30)	($663)	NM	($2,242)	($5,053)	NM
Loss per share	($0.04)	($1.06)	NM	($3.67)	($8.30)	NM
Operating cash flow	$3,381	$3,457	(2)%	$5,960	$3,512	70%
Non-GAAP*
Core operating earnings/(loss)	$90	($642)	NM	($1,829)	($4,662)	NM
Core operating margins	0.4%	(3.2)%	NM	(2.4)%	(7.0)%	NM
Core loss per share	($0.47)	($1.75)	NM	($5.81)	($11.06)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., January 31, 2024 – The Boeing Company [NYSE: BA] recorded fourth quarter revenue of $22.0 billion, GAAP loss per share of ($0.04) and core loss per share (non-GAAP)* of ($0.47) (Table 1). Boeing reported operating cash flow of $3.4 billion and free cash flow of $3.0 billion (non-GAAP). Results improved on higher commercial volume and performance.
    “While we report our financial results today, our full focus is on taking comprehensive actions to strengthen quality at Boeing, including listening to input from our 737 employees that do this work every day," said Dave Calhoun, Boeing president and chief executive officer. "As we move forward, we will support our customers, work transparently with our regulator and ensure we complete all actions to earn the confidence of our stakeholders."

Table 2. Cash Flow	Fourth Quarter		Full Year
(Millions)	2023	2022	2023	2022
Operating cash flow	$3,381	$3,457	$5,960	$3,512
Less additions to property, plant & equipment	($431)	($326)	($1,527)	($1,222)
Free cash flow*	$2,950	$3,131	$4,433	$2,290
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was $3.4 billion in the quarter reflecting higher volume and favorable receipt timing (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	Q4 23	Q3 23
Cash	$12.7	$6.8
Marketable securities[1]	$3.3	$6.6
Total	$16.0	$13.4

Consolidated debt	$52.3	$52.3
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $16.0 billion, compared to $13.4 billion at the beginning of the quarter (Table 3). The company has access to credit facilities of $10.0 billion, which remain undrawn.
Total company backlog at quarter end was $520 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Fourth Quarter			Full Year
(Dollars in Millions)	2023	2022	Change	2023	2022	Change

Deliveries	157	152	3%	528	480	10%

Revenues	$10,481	$9,271	13%	$33,901	$26,026	30%
Earnings/(loss) from operations	$41	($603)	NM	($1,635)	($2,341)	NM
Operating margins	0.4%	(6.5)%	NM	(4.8)%	(9.0)%	NM
Commercial Airplanes fourth quarter revenue increased to $10.5 billion driven by higher deliveries and favorable mix (Table 4). Operating margin of 0.4 percent also reflects improved performance and lower abnormal costs.
The company continues to cooperate transparently with the FAA following the Alaska Airlines Flight 1282 accident involving a 737-9. Commercial Airplanes is taking immediate actions to strengthen quality on the 737 program, including requiring additional inspections within its factory and at key suppliers, supporting expanded oversight from airline customers and pausing 737 production for one day to refocus its employees on quality. The company has also appointed an outside expert to lead an in-depth independent assessment of Commercial Airplanes’ quality management system, with recommendations provided directly to Calhoun and the Aerospace Safety Committee of Boeing's Board of Directors.
The 737 program continues to deliver airplanes and its production rate is now at 38 per month. The 787 program production rate is now at five per month.
During the quarter, Commercial Airplanes booked 611 net orders, including 411 737, 98 777X, and 83 787 airplanes, began certification flight testing on the 737-10, and resumed production on the 777X program. Commercial Airplanes delivered 157 airplanes during the quarter and backlog included over 5,600 airplanes valued at $441 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Fourth Quarter			Full Year
(Dollars in Millions)	2023	2022	Change	2023	2022	Change

Revenues	$6,746	$6,181	9%	$24,933	$23,162	8%
(Loss)/earnings from operations	($101)	$112	NM	($1,764)	($3,544)	NM
Operating margins	(1.5)%	1.8%	NM	(7.1)%	(15.3)%	NM
    Defense, Space & Security fourth quarter revenue was $6.7 billion. Fourth quarter operating margin was (1.5) percent, primarily driven by $139 million of losses on certain fixed-price development programs. Results were also impacted by unfavorable performance and mix on other programs.
During the quarter, Defense, Space & Security captured an award from the U.S. Air Force for 15 KC-46A Tankers, began the U.S. Air Force developmental flight test program for the T-7A Red Hawk, and Canada selected the P-8A Poseidon as its multi-mission aircraft. Backlog at Defense, Space & Security was $59 billion, of which 29 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	Fourth Quarter			Full Year
(Dollars in Millions)	2023	2022	Change	2023	2022	Change

Revenues	$4,849	$4,567	6%	$19,127	$17,611	9%
Earnings from operations	$842	$634	33%	$3,329	$2,727	22%
Operating margins	17.4%	13.9%	3.5 pts	17.4%	15.5%	1.9 pts
    Global Services fourth quarter revenue of $4.8 billion and operating margin of 17.4 percent reflect higher commercial volume and mix.
    During the quarter, Global Services opened its first parts distribution center in India and received a follow-on contract option to provide sustainment for the C-17 Globemaster III.
Additional Financial Information

Table 7. Additional Financial Information	Fourth Quarter		Full Year
(Dollars in Millions)	2023	2022	2023	2022
Revenues
Unallocated items, eliminations and other	($58)	($39)	($167)	($191)
Earnings/(loss) from operations
FAS/CAS service cost adjustment	$193	$297	$1,056	$1,143
Other unallocated items and eliminations	($692)	($785)	($1,759)	($1,504)
Other income, net	$308	$336	$1,227	$1,058
Interest and debt expense	($600)	($640)	($2,459)	($2,561)
Effective tax rate	(233.3)%	(2.2)%	(11.8)%	(0.6)%
    Other unallocated items and eliminations primarily reflects timing of allocations. The fourth quarter effective tax rate primarily reflects tax expense on pre-tax losses driven by an increase in the valuation allowance.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(loss), Core Operating Margin and Core Earnings/(loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margin and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12 and page 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers; (9) changes in accounting estimates; (10) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (11) our dependence on U.S. government contracts; (12) our reliance on fixed-price contracts; (13) our reliance on cost-type contracts; (14) contracts that include in-orbit incentive payments; (15) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (16) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (17) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (18) potential environmental liabilities; (19) effects of climate change and legal, regulatory or market responses to such change; (20) changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (21) substantial pension and other postretirement benefit obligations; (22) the adequacy of our insurance coverage; and (23) customer and aircraft concentration in our customer financing portfolio.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or David Dufault BoeingInvestorRelations@boeing.com
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions, except per share data)	2023	2022	2023	2022
Sales of products	$65,581	$55,893	$18,920	$17,126
Sales of services	12,213	10,715	3,098	2,854
Total revenues	77,794	66,608	22,018	19,980

Cost of products	(59,864)	(53,969)	(16,724)	(15,732)
Cost of services	(10,206)	(9,109)	(2,597)	(2,384)
Total costs and expenses	(70,070)	(63,078)	(19,321)	(18,116)
	7,724	3,530	2,697	1,864
Income/(loss) from operating investments, net	46	(16)	1	11
General and administrative expense	(5,168)	(4,187)	(1,535)	(1,430)
Research and development expense, net	(3,377)	(2,852)	(881)	(794)
Gain on dispositions, net	2	6	1	4
Loss/(earnings) from operations	(773)	(3,519)	283	(345)
Other income, net	1,227	1,058	308	336
Interest and debt expense	(2,459)	(2,561)	(600)	(640)
Loss before income taxes	(2,005)	(5,022)	(9)	(649)
Income tax (expense)/benefit	(237)	(31)	(21)	(14)
Net loss	(2,242)	(5,053)	(30)	(663)
Less: net loss attributable to noncontrolling interest	(20)	(118)	(7)	(29)
Net loss attributable to Boeing Shareholders	($2,222)	($4,935)	($23)	($634)

Basic loss per share	($3.67)	($8.30)	($0.04)	($1.06)

Diluted loss per share	($3.67)	($8.30)	($0.04)	($1.06)

Weighted average diluted shares (millions)	606.1	595.2	609.5	598.9

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	December 31 2023	December 31 2022
Assets
Cash and cash equivalents	$12,691	$14,614
Short-term and other investments	3,274	2,606
Accounts receivable, net	2,649	2,517
Unbilled receivables, net	8,317	8,634
Current portion of financing receivables, net	99	154
Inventories	79,741	78,151
Other current assets, net	2,504	2,847
Total current assets	109,275	109,523
Financing receivables and operating lease equipment, net	860	1,450
Property, plant and equipment, net of accumulated depreciation of $22,245 and $21,442	10,661	10,550
Goodwill	8,093	8,057
Acquired intangible assets, net	2,094	2,311
Deferred income taxes	59	63
Investments	1,035	983
Other assets, net of accumulated amortization of of $1,046 and $949	4,935	4,163
Total assets	$137,012	$137,100
Liabilities and equity
Accounts payable	$11,964	$10,200
Accrued liabilities	22,331	21,581
Advances and progress billings	56,328	53,081
Short-term debt and current portion of long-term debt	5,204	5,190
Total current liabilities	95,827	90,052
Deferred income taxes	229	230
Accrued retiree health care	2,233	2,503
Accrued pension plan liability, net	6,516	6,141
Other long-term liabilities	2,332	2,211
Long-term debt	47,103	51,811
Total liabilities	154,240	152,948
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	10,309	9,947
Treasury stock, at cost - 402,746,136 and 414,671,383 shares	(49,549)	(50,814)
Retained earnings	27,251	29,473
Accumulated other comprehensive loss	(10,305)	(9,550)
Total shareholders’ deficit	(17,233)	(15,883)
Noncontrolling interests	5	35
Total equity	(17,228)	(15,848)
Total liabilities and equity	$137,012	$137,100

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Twelve months ended December 31
(Dollars in millions)	2023	2022
Cash flows – operating activities:
Net loss	($2,242)	($5,053)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	690	725
Treasury shares issued for 401(k) contribution	1,515	1,215
Depreciation and amortization	1,861	1,979
Investment/asset impairment charges, net	46	112
Gain on dispositions, net	(2)	(6)
Other charges and credits, net	3	401
Changes in assets and liabilities –
Accounts receivable	(128)	142
Unbilled receivables	321	6
Advances and progress billings	3,365	108
Inventories	(1,681)	420
Other current assets	389	(591)
Accounts payable	1,672	838
Accrued liabilities	779	2,956
Income taxes receivable, payable and deferred	44	1,347
Other long-term liabilities	(313)	(158)
Pension and other postretirement plans	(1,049)	(1,378)
Financing receivables and operating lease equipment, net	571	142
Other	119	307
Net cash provided by operating activities	5,960	3,512
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(1,527)	(1,222)
Proceeds from disposals of property, plant and equipment	27	35
Acquisitions, net of cash acquired	(70)
Contributions to investments	(16,448)	(5,051)
Proceeds from investments	15,739	10,619
Other	(158)	(11)
Net cash (used)/provided by investing activities	(2,437)	4,370
Cash flows – financing activities:
New borrowings	75	34
Debt repayments	(5,216)	(1,310)
Stock options exercised	45	50
Employee taxes on certain share-based payment arrangements	(408)	(40)
Other	17
Net cash used by financing activities	(5,487)	(1,266)
Effect of exchange rate changes on cash and cash equivalents	30	(73)
Net (decrease)/increase in cash & cash equivalents, including restricted	(1,934)	6,543
Cash & cash equivalents, including restricted, at beginning of year	14,647	8,104
Cash & cash equivalents, including restricted, at end of period	12,713	14,647
Less restricted cash & cash equivalents, included in Investments	22	33
Cash & cash equivalents at end of year	$12,691	$14,614

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions)	2023	2022	2023	2022
Revenues:
Commercial Airplanes	$33,901	$26,026	$10,481	$9,271
Defense, Space & Security	24,933	23,162	6,746	6,181
Global Services	19,127	17,611	4,849	4,567
Unallocated items, eliminations and other	(167)	(191)	(58)	(39)
Total revenues	$77,794	$66,608	$22,018	$19,980
Loss from operations:
Commercial Airplanes	($1,635)	($2,341)	$41	($603)
Defense, Space & Security	(1,764)	(3,544)	(101)	112
Global Services	3,329	2,727	842	634
Segment operating (loss)/earnings	(70)	(3,158)	782	143
Unallocated items, eliminations and other	(1,759)	(1,504)	(692)	(785)
FAS/CAS service cost adjustment	1,056	1,143	193	297
(Loss)/earnings from operations	(773)	(3,519)	283	(345)
Other income, net	1,227	1,058	308	336
Interest and debt expense	(2,459)	(2,561)	(600)	(640)
Loss before income taxes	(2,005)	(5,022)	(9)	(649)
Income tax expense	(237)	(31)	(21)	(14)
Net loss	(2,242)	(5,053)	(30)	(663)
Less: net loss attributable to noncontrolling interest	(20)	(118)	(7)	(29)
Net loss attributable to Boeing Shareholders	($2,222)	($4,935)	($23)	($634)

Research and development expense, net:
Commercial Airplanes	$2,036	$1,510	$498	$408
Defense, Space & Security	919	945	267	239
Global Services	107	119	23	30
Other	315	278	93	117
Total research and development expense, net	$3,377	$2,852	$881	$794
Unallocated items, eliminations and other:
Share-based plans	$62	($114)	$95	($50)
Deferred compensation	(188)	117	(117)	(87)
Amortization of previously capitalized interest	(95)	(95)	(24)	(24)
Research and development expense, net	(315)	(278)	(93)	(117)
Eliminations and other unallocated items	(1,223)	(1,134)	(553)	(507)
Sub-total (included in Core operating loss)	(1,759)	(1,504)	(692)	(785)
Pension FAS/CAS service cost adjustment	799	849	136	228
Postretirement FAS/CAS service cost adjustment	257	294	57	69
FAS/CAS service cost adjustment	1,056	1,143	$193	$297
Total	($703)	($361)	($499)	($488)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Twelve months ended December 31		Three months ended December 31
Commercial Airplanes	2023	2022	2023	2022
737	396	387	110	110
747	1	5	—	2
767	32	33	15	12
777	26	24	9	6
787	73	31	23	22
Total	528	480	157	152

Defense, Space & Security
AH-64 Apache (New)	20	25	3	5
AH-64 Apache (Remanufactured)	57	50	19	14
CH-47 Chinook (New)	11	19	3	9
CH-47 Chinook (Renewed)	9	9	2	3
F-15 Models	9	12	3	3
F/A-18 Models	22	14	6	3
KC-46 Tanker	13	15	9	6
MH-139	2	4	1	—
P-8 Models	11	12	4	2
T-7A Red Hawk	3	—	2	—
Commercial Satellites	5	4	2	2
Military Satellites	—	1	—	1
Total[1]	162	165	54	48
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	December 31 2023	December 31 2022
Commercial Airplanes	$440,507	$329,824
Defense, Space & Security	59,012	54,373
Global Services	19,869	19,338
Unallocated items, eliminations and other	807	846
Total backlog	$520,195	$404,381

Contractual backlog	$497,094	$381,977
Unobligated backlog	23,101	22,404
Total backlog	$520,195	$404,381

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margin, and core earnings/(loss) per share with the most directly comparable GAAP financial measures, earnings/(loss) from operations, operating margin, and diluted earnings/(loss) per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Fourth Quarter 2023		Fourth Quarter 2022
	$ millions	Per Share	$ millions	Per Share
Revenues	22,018		19,980
Earnings/(loss) from operations (GAAP)	283		(345)
Operating margin (GAAP)	1.3%		(1.7)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(136)		(228)
Postretirement FAS/CAS service cost adjustment	(57)		(69)
FAS/CAS service cost adjustment	(193)		(297)
Core operating earnings/(loss) (non-GAAP)	$90		($642)
Core operating margin (non-GAAP)	0.4%		(3.2)%

Diluted loss per share (GAAP)		($0.04)		($1.06)
Pension FAS/CAS service cost adjustment	($136)	(0.23)	($228)	(0.38)
Postretirement FAS/CAS service cost adjustment	(57)	(0.09)	(69)	(0.12)
Non-operating pension expense	(127)	(0.21)	(215)	(0.35)
Non-operating postretirement expense	(14)	(0.02)	(14)	(0.02)
Provision for deferred income taxes on adjustments [1]	70	0.12	110	0.18
Subtotal of adjustments	($264)	($0.43)	($416)	($0.69)
Core loss per share (non-GAAP)		($0.47)		($1.75)

Weighted average diluted shares (in millions)		609.5		598.9
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margin, and core earnings/(loss) per share with the most directly comparable GAAP financial measures, earnings/(loss) from operations, operating margin, and diluted earnings/(loss) per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Full Year 2023		Full Year 2022
	$ millions	Per Share	$ millions	Per Share
Revenues	77,794		66,608
Loss from operations (GAAP)	(773)		(3,519)
Operating margin (GAAP)	(1.0)%		(5.3)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(799)		(849)
Postretirement FAS/CAS service cost adjustment	(257)		(294)
FAS/CAS service cost adjustment	(1,056)		(1,143)
Core operating loss (non-GAAP)	(1,829)		(4,662)
Core operating margin (non-GAAP)	(2.4)%		(7.0)%

Diluted loss per share (GAAP)		(3.67)		(8.30)
Pension FAS/CAS service cost adjustment	(799)	(1.32)	(849)	(1.43)
Postretirement FAS/CAS service cost adjustment	(257)	(0.42)	(294)	(0.49)
Non-operating pension expense	(529)	(0.87)	(881)	(1.47)
Non-operating postretirement expense	(58)	(0.10)	(58)	(0.10)
Provision for deferred income taxes on adjustments [1]	345	0.57	437	0.73
Subtotal of adjustments	($1,298)	($2.14)	($1,645)	($2.76)
Core loss per share (non-GAAP)		($5.81)		($11.06)

Weighted average diluted shares (in millions)		606.1		595.2
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.